As filed with the Securities and Exchange Commission on March 3, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D .C . 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Robinhood Ventures Fund I
(Exact name of registrant as specified in its charter)

Delaware	39-4049304
(State of incorporation or organization)	(IRS Employer Identification No.)

85 Willow Road	94025
Menlo Park, California	(Zip Code)
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common shares of beneficial interest, without par value	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-290253
Securities to be registered pursuant to Section 12(g) of the Act:
None
Title of Class

Item 1.    Description of Registrant’s Securities to be Registered.
The description of the common shares of beneficial interest, without par value, of Robinhood Ventures Fund I (the “Company”) contained in the section entitled “Description of Shares” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission on September 15, 2025 (Registration No. 333-290253), including exhibits, and as may be subsequently amended from time to time, is hereby incorporated by reference herein.
Item 2.    Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the N ew York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 3, 2026	Robinhood Ventures Fund I

		By:	/s/ Sarah Pinto
Name: Sarah Pinto
Title: President